UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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RETO ECO-SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

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British Virgin Islands	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Beijing REIT Technology Development Co., Ltd.

X-702, 60 Anli Road, Chaoyang District, Beijing

People’s Republic of China 100101

(+86) 10-64827328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares $0.001 par value per share	The NASDAQ Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-219709

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Shares to be registered hereunder is contained in the section entitled “Description of Share Capital” of the Prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-219709), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”). The section containing these descriptions is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ReTo Eco-Solutions, Inc.

By:	/s/ Hengfang Li
Name:	Hengfang Li
Title:	Chief Executive Officer

Dated: November 28, 2017

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